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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-57891 on Form S-4, 333-29069 on Form S-8 and 333-43291 on Form S-8 of
Crescent Operating, Inc. of our report on the consolidated financial statements of Vornado Crescent Logistics Operating Partnership dated February 27, 2001 appearing in this Annual Report on Form 10-K of Crescent Operating, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP


Atlanta Georgia
April 16, 2001